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                                                                    EXHIBIT 8.01

                             MORRISON & FOERSTER LLP

SAN FRANCISCO                   ATTORNEYS AT LAW               NEW YORK
LOS ANGELES                                                    WASHINGTON, D.C.
DENVER                          425 MARKET STREET              NORTHERN VIRGINIA
PALO ALTO             SAN FRANCISCO, CALIFORNIA 94105-2482     LONDON
WALNUT CREEK                TELEPHONE (415) 268-7000           BRUSSELS
SACRAMENTO                TELEFACSIMILE (415) 268-7522         BEIJING
CENTURY CITY                                                   HONG KONG
ORANGE COUNTY                                                  SINGAPORE
SAN DIEGO                                                      TOKYO



                                  June 17, 2004


United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

Ladies and Gentlemen:

         We have acted as counsel to United Dominion Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the offering by the Company of medium-term notes having an aggregate initial offering price of up to U.S. $750,000,000 or the equivalent thereof in one or more foreign currencies (the "Notes"), pursuant to that certain Distribution Agreement, dated June 17, 2004 (the "Distribution Agreement), by the Company on the one hand and J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., McDonald Investments, Inc., Citigroup Capital Markets Inc., and Wachovia Capital Markets, LLC on the other hand. The Notes are the subject of a registration statement (the "Registration Statement") on Form S-3 (File No. 333-115696) filed by the Company with the Securities Exchange Commission ("SEC") under the Securities Act of 1933 (the "Securities Act"), a prospectus contained in the Registration Statement (the "Prospectus"), and a supplement to the Prospectus (the "Prospectus Supplement") dated June 17, 2004. Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated June 17, 2004 (the "Certificate"), delivered to Morrison & Foerster LLP by the Company and the Operating Partnerships which provides certain representations by them relevant to this opinion.

         You have requested our opinion as to certain federal income tax matters regarding the Company. Although you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Company and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for the benefit of the Company. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

         In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent:
(i) the Certificate, (ii) the Registration Statement and the Prospectus Supplement, (iii) the


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                             MORRISON & FOERSTER LLP

United Dominion Realty Trust, Inc.
June 17, 2004
Page Two


Partnership Agreements of the Operating Partnerships and (iv) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

         Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and (b) the assumption that (i) each of the Partnerships has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state,
(ii) the Company and the Operating Partnerships are operated, and will continue to be operated, in the manner described in the Certificate, (iii) the facts contained in the Registration Statement and the Prospectus Supplement are true and complete in all material respects, (iv) all representations of fact contained in the Certificate are true and complete in all material respects, (v) any representation of fact in the Certificate that is made "to the knowledge" or similarly qualified is correct without such qualification and (vi) the Company qualified as a REIT for its 1999 taxable year and all prior taxable years. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

         We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depend upon the Company's ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the "Code"). To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

         Our opinion herein is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of Internal Revenue Service (the "IRS") and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.


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                             MORRISON & FOERSTER LLP

United Dominion Realty Trust, Inc.
June 17, 2004
Page Three


         Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, as of the date hereof:

(i) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with the taxable year ended December 31, 2000 through its taxable year ended December 31, 2003, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year 2004 and thereafter; and

(ii) We have reviewed the statements included or incorporated by reference in the Prospectus Supplement under the heading "U.S. Federal Income Tax Considerations," and in the Prospectus under the heading "U.S. Federal Income Tax Considerations" (as modified by the Prospectus Supplement), and insofar as such statements pertain to matters of law or legal conclusions, they are correct in all material respects.

         We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

         This opinion is furnished to you solely for use in connection with the Prospectus Supplement. We hereby consent to the filing of this opinion as an exhibit to the Company's filings with the SEC in connection with the offering of the Notes. We also consent to the reference to our firm name in the Prospectus Supplement under the caption "U.S. Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Prospectus Supplement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

                                             Very truly yours,

                                             /s/ Morrison & Foerster LLP
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